Exhibit 99.2



                          ((State of California Stamp))

                               SECRETARY OF STATE




                          CERTIFICATE OF QUALIFICATION


I, Bill Jones, Secretary of State of the State of California, hereby certify:

That on the 13th day of May 1999, WHITE DIAMOND SPIRITS INC., a corporation organized and existing under the laws of Nevada, complied with the requirements of California law in effect on that date for the purpose of qualifying to transact intrastate business in the State of California, and that as of said date said corporation became and now is qualified and authorized to transact intrastate business in the State of California, subject however, to any licensing requirements otherwise imposed by the laws of this State.



                                   IN WITNESS WEHREOF, I execute this
                                       certificate  and affix the Great
                                       Seal of the State of California
                                       this day of May 14, 1999.


((California State Seal))

                                                /s/ Bill Jones
                                                --------------
                                                    Bill Jones
                                                    Secretary of State
                                      -56-

                          ((State of California Stamp))

                               SECRETARY OF STATE




                          CERTIFICATE OF QUALIFICATION


I, Bill Jones, Secretary of State of the State of California, hereby certify:


         That the attached transcript of 2 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.



                                           IN WITNESS  WEHREOF,  I execute this
                                               certificate and affix the Great
                                               Seal of the State of California
                                               this day of

                                           ------------------------------------
((California State Seal))

                                               /s/ Bill Jones
                                               --------------

                                                   Secretary of State


                                      -57-